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                     Daimler-Benz Auto Grantor Trust 1995-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.



Collection Period: May 1998
Distribution Date: 6/15/98



Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                                 Per $1,000 of  Original
                                                                                                     Class A/Class B
                                                                                                    Certificate Amount
                                                                                                 -----------------------
 (i)  Principal Distribution
        Class A Amount                                                         $ 8,624,967.90         $ 15.127408
        Class B Amount                                                         $   453,945.68         $ 15.127408

(ii)  Interest Distribution
        Class A Amount                                                         $   525,094.17         $  0.920967
        Class B Amount                                                         $    27,636.54         $  0.920967

(iii) Amount of Distribution allocable to the Yield Supplement Amount          $     5,690.54
        Class A Amount                                                         $     5,406.01
        Class B Amount                                                         $       284.53

      Amount of Distribution allocable to the (Excess) Shortfall Amount        $(   40,527.23)
        Class A Percentage                                                     $(   38,500.87)
        Class B Percentage                                                     $(    2,026.36)

(iv)  Monthly Servicing Fee                                                    $    94,483.88         $  0.157430
        Monthly Supplemental Servicing Fee                                     $         0.00         $  0.000000
        Class A Percentage of the Servicing Fee                                $    89,759.69         $  0.157430
        Class A Percentage of the Supplemental Servicing Fee                   $         0.00         $  0.000000
        Class B Percentage of the Servicing Fee                                $     4,724.19         $  0.157430
        Class B Percentage of the Supplemental Servicing Fee                   $         0.00

 (v)  Class A Principal Balance (end of Collection Period)                     $99,086,655.91
      Class A Pool Factor (end of Collection Period)                                17.378897%
      Class B Principal Balance (end of Collection Period)                     $ 5,215,087.15
      Class B Pool Factor (end of Collection Period)                                17.378897%

(vi)  Pool Balance (end of Collection Period)                                  $104,301,743.06

(vii) Class A Interest Carryover Shortfall                                     $         0.00
      Class A Principal Carryover Shortfall                                    $         0.00
      Class B Interest Carryover Shortfall                                     $         0.00
      Class B Principal Carryover Shortfall                                    $         0.00

(viii) Amount Otherwise Distributable to the Seller that is Distributed
       to Either the Class A or Class B Certificateholders                     $         0.00         $  0.000000


(ix)  Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                         $ 6,001,631.84
        Class B Amount                                                         $         0.00

 (x)  Aggregate Purchase Amount of Receivables repurchased by the Seller
      or the Servicer                                                          $         0.00